Exhibit 10(iv)

DIRECTOR'S RETIREMENT PLAN

     Directors who have served on the Board of the Company and/or the Bank for at least five years and who are not salaried employees of the Bank are entitled to receive upon retirement from the Board a lump sum payment of $1,000 for each year of Board service. For this purpose, service rendered as a director of the Company and of the Bank is not compensated separately. The retirement benefits under this arrangement represent a general unsecured obligation of the Company and no assets of the Company or the Bank have been segregated to satisfy the Company's obligations under the arrangement.